Exhibit 99.3

Pacific Blue Energy Corporation Adds Patriot Solar's G. Dale Gray to Board of Advisors

PHOENIX, July 7 /PRNewswire-FirstCall/ - Pacific Blue Energy Corporation (OTC.BB:PBEC.ob - News) a developer of large renewable energy projects is pleased to announce that it has added G. Dale Gray, President and founder of Patriot Solar to its board of advisors. Mr. Gray is a registered general contractor in five U.S. states including Arizona, and is the former Large Project Director of First Solar in Germany.

Mr. Gray has extensive experience in financing, engineering and constructing a broad spectrum of solar projects ranging from rooftop systems in the 100 kilowatt to 1 megawatt range, and ranging up to 40 megawatt installations containing large 5 to 10 megawatt ground mounted systems.

Patriot Solar is an internationally recognized solar engineering and construction company with expertise in design, engineering, site construction, and system operations and maintenance. Pacific Blue Energy Corp. recently announced that it will be partnering with Patriot Solar Inc. in the development of commercial solar farms in the Southwestern United States.

Regarding the announcement, Mr. Gray stated that "I am very honored to be asked to join the advisory board and I am particularly excited that it has coincided with the groundbreaking announcement (http://alturl.com/yah3s) about the central importance that Gila Bend will now have in the U.S. solar energy initiative. With the one and a quarter billion dollar commitment of federal funds that will be flowing into the area near us and Pacific Blue's stake in that same area, we are in for exciting and interesting times in the solar industry in Arizona."

Mr. Gray's appointment follows on the heels of an announcement on Saturday that the White House has awarded nearly $2 billion towards solar projects within the Southwest United States. The Solana Generating Station solar-power plant, a project planned for Gila Bend, AZ, was awarded a $1.45 billion loan guarantee.

The White House recovery money is going to Abengoa Solar, which plans to build one of the largest solar plants in the world in Gila Bend, bringing on 1,600 construction jobs, and to Abound Solar Manufacturing, a company that will make solar panels at new plants in Colorado and Indiana. Together, the projects will provide construction work for 2,000 and offer permanent jobs to 1,500.

About Pacific Blue Energy Corp.

Pacific Blue Energy Corp. (PBEC) is a publicly traded solar energy company that builds and manages large renewable energy projects. PBEC's goal is to maximize shareholder value through select property acquisition, timely renewable energy facility construction and informed management of those projects. Headquartered in Arizona, one of the prime solar energy markets in the United States, PBEC is positioned to take advantage of technological advances that will drive the coming surge in the U.S. solar generated electricity market.

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